UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

EDCI HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34015	26-2694280
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Broadway, 4th Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 333-8400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      Following the  September 19, 2008, termination of Mr. Jordan M. Copland’s (“Mr. Copland”) employment as Chief Executive Officer of Entertainment Distribution Company, Inc., the wholly owned subsidiary of the Registrant, (the “Company”), a)  Mr. Clarke H. Bailey (“Mr. Bailey”), already Chairman of the Boards of Directors of both the Company and its operating subsidiary, Entertainment Distribution Company, LLC (“EDC”), assumed the role of Interim CEO of the Company and EDC; and b)  Mr. Robert L. Chapman, Jr. (“Mr. Chapman”), already a member of the Company’s Board of Directors (the “Company Board”) but not EDC’s Board of Directors (the “EDC Board”), and advisor to the owner of the largest ownership block of the Company, became more actively involved in the governance function embedded within their duties of loyalty and due care to the Company.

     Following this elevation in oversight of EDC’s operations by Messrs. Bailey and Chapman, Messrs. Bailey and Chapman became increasingly concerned regarding the performance of Mr. Thomas Costabile (“Mr. Costabile”) in his role as EDC Chief Operating Officer (or “principal operating officer” using Securities and Exchange Commission parlance).  Such performance concerns were conveyed to Mr. Costabile verbally (both telephonically and in person), and documented in writing, by both Mr. Bailey and Mr. Chapman, including a November 20, 2008 written correspondence sent by Mr. Bailey to Mr. Costabile in which, among other matters, Mr. Bailey responded to Mr. Costabile’s inquiry as to whether Mr. Bailey “want[ed] [Mr. Costabile] to quit [his] job” by stating, “ I [“Mr. Bailey”] need to know whether you can successfully and honestly discharge your duties.”   Please see Exhibit 99.1 hereto.

     Concerns regarding Mr. Costabile’s performance were conveyed by Messrs. Bailey and Chapman to the EDC Board, including a November 21, 2008 written correspondence from Mr. Chapman to Mr. Bailey in which Mr. Chapman stated Mr. Chapman’s view that Mr. Chapman was “confident that Mr. Costabile has been negligent (if not patently fraudulent) in performing his assigned duties,” and asked the EDC Board “to consider seriously whether Mr. Costabile’s termination is reasonable and proper in light of the facts as we now know them..”  Please see Exhibit 99.2 hereto.  All members of the EDC Board who responded to Mr. Chapman’s November 21, 2008 written correspondence (cited above) concurred with Mr. Chapman’s recommendation from such written correspondence.

     On November 25, 2008, Mr. Costabile sent written correspondence, in response to Mr. Bailey’s November 20, 2008 written correspondence to Mr. Costabile (cited above), in which, among other matters,  Mr. Costabile a) claimed to confirm his “100% commit[ment] to EDC LLC … and [his] working with the team to ensure the successful completion of the [Sony DADC] transaction”; b) attempted to explain a matter regarding claims for expense reimbursement that had been questioned by Mr. Bailey, as Interim CEO supervising Mr. Costabile since September 2008 (see above); c) claimed to be “ready to meet” Mr. Bailey the next business day, November 26, 2008, to discuss related matters; and d) did not make any reference to any potential diminution, material or otherwise, of his functions, authority, duties, and responsibilites as EDC Chief Operating Officer as a result of the prospective Sony DADC transaction.  Please see Exhibit 99.3 hereto.

     On December 1, 2008, Mr. Bailey sent written correspondence, in response to Mr. Costabile’s November 25, 2008 written correspondence to Mr. Bailey (cited above), in which, among other matters, Mr. Bailey cited a) Mr. Baileys views regarding various purported omissions and inaccuracies in Mr. Costabile’s November 25, 2008 correspondence (cited above); and b) “numerous instances where [Mr. Bailey believed that Mr. Costabile had] been negligent in completing [Mr. Costabile’s] duties and/or mislead [Mr. Bailey] about the status of those duties.”  Please see Exhibit 99.4 hereto.

     On December 12, 2008, Mr. Chapman sent Mr. Costabile written correspondence in which Mr. Chapman, among other matters, conveyed a) a critical review of Mr. Costabile’s performance at the December 9, 2008 meeting of the Company Board; b) Mr. Chapman’s “strong view that [Mr. Costabile was] not performing [his] COO duties satisfactorily, and this view appear[ed] to be shared by both [Mr. Costabile’s] boss [Mr. Bailey] and [Mr. Costabile’s] peers (Michael W. Klinger, Richard A. Friedman and Matthew K. Behrent)”; and c) Mr. Chapman’s advice to Mr. Costabile to “rectify this situation immediately.”  Please see Exhibit 99.5 hereto.

     On December 15, 2008, Mr. Costabile sent written correspondence, in response to Mr. Chapman’s December 12, 2008 written correspondence to Mr. Costabile (cited above),  in which Mr. Costabile acknowledged receipt of Mr. Chapman’s December 12, 2008 correspondence and conveyed Mr. Costabile’s intention to “discuss a plan with [Mr. Bailey] tomorrow morning to rectify the situation.”  Please see Exhibit 99.6 hereto.

     On December 16, 2008, Mr. Chapman sent Mr. Costabile written correspondence in which Mr. Chapman, among other matters, conveyed Mr. Chapman’s a) understanding “that [Mr. Costabile] met with [Mr. Bailey] today and suggested a ‘transition plan’ involving the conclusion of [Mr. Costabile’s] employment with EDC, and [Mr. Costabile’s] intent to communicate with EDC Board members about this matter as well”; b) views that “neither a future transition plan nor [Mr. Costabile’s] communicating with EDC’s Board directly addresses [Mr. Costabile’s] current performance deficiencies while [Mr. Costabile] remains a highly compensated executive of EDC”; and c) Mr. Chapman’s “opinion that [Mr. Costabile’s] seemingly lax approach to fulfilling [Mr. Costabile’s] duties as EDC’s COO, a highly compensated position, could be construed as negligent.”  Please see Exhibit 99.7 hereto.

     During the balance of the 4Q2008, Mr. Bailey continued to engage in discussions with a) Mr. Costabile regarding Mr. Costabile’s potential, prospective separation from the Company, and b) Mr. Chapman regarding Mr. Chapman’s views that Mr. Costabile should be terminated for “cause” in line with the terms of Mr. Costabile’s employment contract.

     On December 31, 2008, on schedule in line with EDC’s internally and externally communicated plans, EDC closed its definitive asset purchase agreement for the sale of EDC’s distribution operations located in Fishers, Indiana, U.S. supply agreements with Universal Music Group, the equipment located in its Fishers, Indiana distribution facility and certain manufacturing equipment located in its Kings Mountain, North Carolina facility, as well as the transfer of U.S. customer relationships to Sony DADC US Inc. ("Sony DADC") for $26.0 million in cash and other consideration (the “Sony DADC Transaction.”)

     On January 2, 2009, despite Mr. Costabile’s a) written confirmation to Mr. Chapman on December 31, 2008 of Mr. Costabile’s own travel arrangements for a January 2009 EDC business trip to Europe with Messrs. Bailey and Chapman, b) written correspondence to Mr. Bailey on December 31, 2008 of Mr. Costabile’s self defined “List of Tasks 2009” (please see Exhibit 99.8 hereto); and c) prior to Janauary 2, 2009, failure to deliver any verbal or written communication to Mr. Bailey, Mr. Chapman or any other member of the Company Board or EDC Board that Mr. Costabile believed that the Sony DADC Transaction could result in a diminution, material or otherwise, of Mr. Costabile’s functions, authority, duties, and responsibilities as EDC Chief Operating Officer, Mr. Costabile sent by certified USPS mail to Mr. Bailey a written correspondence (the “Costabile Resignation Letter”) dated January 2, 2009 (and received by Mr. Bailey on January 6, 2009) in which Mr. Costabile stated, among other matters, a) “Pursuant to Sections 8, 2 (b) (3) and (3) (1) (2), [Mr. Costabile was] terminating [his] employment with Glenayre and EDC immediately for “Good Reason” due to the sale of certain US assets of EDC, LLC and EDC (USA) LLC to SonyDADC [sic] effective December 31, 2008, said sale resulting in a material diminution by Glenayre and EDC of [Mr. Costabile’s] functions, authority, duties and responsibilities”; and b) Mr. Costabile’s intent to instruct his attorney to contact Mr. Bailey directly to implement those payments and benefits purportedly “due to Mr. Costabile as provided in Section 3 (l) of the Letter Agreement.”  Please see Exhibit 99.9 hereto.

     On January 5, 2009, before Mr. Bailey had received on January 6, 2009 Mr. Costabile’s January 2, 2009 mailed letter terminating immediately his own employment with EDC, but following Mr. Costabile’s failure to meet with Mr. Bailey on January 5, 2009 to continue to engage in discussions with Mr. Bailey regarding Mr. Costabile’s potential, prospective separation from the Company, Mr. Chapman sent Mr. Costabile written correspondence in which Mr. Chapman, among other matters, conveyed Mr. Chapman’s a) being “astounded by [Mr. Costabile’s] seeming lack of commitment to [Mr. Costabile’s] employer, EDC, and as collateral damage [Mr. Costabile’s] co-workers and EDCI’s owners”; and b) view “that it would be adjudicated that [Mr. Costabile has] been negligent in performing [aforementioned] duties, and that certain other actions by “Mr. Costabile] would be construed as clear violations of code and conduct.”  Please see Exhibit 99.10 hereto.

     On January 6, 2009, before Mr. Bailey had received the Costabile Resignation Letter, a) Mr. Costabile participated in several proprietary EDC conference calls unrelated to Mr. Costabile’s employment status, and b) Messrs. Costabile, Bailey and Chapman subsequently engaged in discussions and detailed negotiations regarding Mr. Costabile’s potential, prospective separation from the Company.  However, following Mr. Bailey’s receipt of the Costabile Resignation Letter, Mr. Chapman, who had been appointed Chief Executive Officer of both the Company and EDC, sent and immediately thereafter read verbatim to Mr. Costabile written correspondence, written by Mr. Chapman, in which Mr. Chapman, among other matters, cited a) EDC’s views that Mr. Costabile had “engaged in gross negligence and by doing so have breached [Mr. Costabile’s] employment agreement dated May 9, 2005”; b) Mr. Costabile’s utilization on January 6, 2009, of “EDC’s corporate offices and particip[ation] in several proprietary corporate conference calls despite having sent a letter dated January 2, 2009 resigning “immediately”; and c) orders to Mr. Costabile to “cease and desist in unlawful acts and remove [himself] from EDC’s offices immediately.”  Please see Exhibit 99.11 hereto.

     On January 7, 2009, Serling Rooks & Ferrara LLP (“SRF”), legal counsel to Mr. Costabile, sent written correspondence dated January 6, 2009 to Mr. Chapman in which SRF, among other matters, a) disputed various of Mr. Chapman’s claims made in Mr. Chapman’s January 6, 2009 correspondence to Mr. Costabile (cited above); and b) stated “it is obvious that the parties wish to terminate this relationship.”  Please see Exhibit 99.12 hereto.

     On January 9, 2009, Littler Mendelson P.C. (“Littler”), outside counsel to the Company and EDC, sent written correspondence to SRF in which Littler, among other matters, a) disputed various claims made by SRF in its January 6, 2009 correspondence to Mr. Chapman (cited above); b) disputed Mr. Costabile’s claim to  having contractually provided “good reason” to terminate his own employment immediately on January 2, 2009; c) stated “EDC has additional Cause to terminate Mr. Costabile’s employment under the Agreement,” warning that “if this untenable situation is not resolved shortly, it is anticipated that the Company’s Board will inform Mr. Costabile that he will be terminated for Cause pursuant to subparagraphs (1) (2) and/or (4) of  Section 3(l) of the Agreement.”  Please see Exhibit 99.13 hereto.

     On January 12, 2009, SRF sent written correspondence to Littler that, among other matters, disputed various claims made in Littler’s January 9, 2009 correspondence to SRF (cited above).  Please see Exhibit 99.14 hereto.

     On January 14, 2009, the EDC Board sent written correspondence to Mr. Costabile that, among other matters, a) disputed various claims made in SRF’s January 12, 2009 correspondence to Littler (cited above); b) provided Mr. Costabile until the close of business on January 20, 2009 to “provide written evidence of remedy” for asserted Costabile contractual employment breaches as follows -- “resignation without good reason,” “acts of dishonesty and fraud,” and “material violation of responsibilities.”  Please see Exhibit 99.15 hereto.

     On January 19, 2009, Mr. Costabile met with Mr. Matthew K. Behrent, the Company’s Executive Vice President of Corporate Development, to engage in discussions related to prior negotiations between the Company and Mr. Costabile regarding a potential settlement agreement between the parties.

     On January 20, 2009, Mr. Costabile sent written correspondence to the EDC Board that, among other matters, a) disputed various claims made in the EDC Board’s January 14, 2009 correspondence to Mr. Costabile (cited above), b) provided no written evidence of remedy for asserted Costabile employment contract breaches (cited above).  Please see Exhibit 99.16 hereto.

     On January 20, 2009, the EDC Board met to consider any and all possible and prospective efforts by Mr. Costabile to remedy causes for his termination asserted by EDC Board's January 14, 2009 correspondence to Mr. Costabile (cited above).  At the conclusion of such board meeting, the EDC board passed a resolution to terminate Mr. Costabile for “cause” following, and subject to, the passing of an unspecified, reasonable period of time during which EDC was unsuccessful in reaching a definitive settlement agreement with Mr. Costabile.  As of the date of this filing, the EDC Board has not terminated Mr. Costabile for “cause” as such settlement discussions and negotiations remain ongoing.

     During January 2009, Littler and SRF engaged in discussions and detailed negotiations towards reaching a settlement agreement between the parties.  However, given a) the entire month of January 2009 had passed without reaching such settlement agreement; b) the requirements of Item 5.02 (b) of Form 8-K (http://www.sec.gov/divisions/corpfin/form8kfaq.htm), and c) continuing inquiries regarding uncertainty underlying Mr. Costabile’s absence from his Chief Operating Officer duties, the Company determined that full disclosure of the circumstances surrounding Mr. Costabile’s employment status should be made no later than the first business day of February 2009.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	November 20, 2008, written correspondence from Clarke H. Bailey to Thomas Costabile
99.2	November 21, 2008, written correspondence from Robert L. Chapman, Jr. to Thomas Costabile
99.3	November 25, 2008, written correspondence from Thomas Costabile to Clarke H. Bailey
99.4	December 1, 2008, written correspondence from Clarke H. Bailey to Thomas Costabile
99.5	December 12, 2008 written correspondence from Robert L. Chapman, Jr. to Thomas Costabile
99.6	December 15, 2008, written correspondence from Thomas Costabile to Robert L. Chapman, Jr.
99.7	December 16, 2008, written correspondence from Robert L. Chapman, Jr. to Thomas Costabile
99.8	December 31, 2008 written correspondence from Thomas Costabile to Clarke H. Bailey
99.9	January 2, 2009, Thomas Costabile Letter of Resignation
99.10	January 5, 2009, written correspondence from Robert L. Chapman, Jr. to Thomas Costabile
99.11	January 6, 2009, written correspondence from Robert L. Chapman, Jr. to Thomas Costabile
99.12	January 6, 2009, written correspondence from Serling Rooks & Ferrara LLP to Robert L. Chapman, Jr.
99.13	January 9, 2009, written correspondence from Littler Mendelson P.C. to Serling Rooks & Ferrara LLP
99.14	January 12, 2009, written correspondence from Serling Rooks & Ferrara LLP to Littler Mendelson P.C.
99.15	January 14, 2009, written correspondence from EDC Board to Thomas Costabile
99.16	January 20, 2009, written correspondence from Thomas Costabile to EDC Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDCI HOLDINGS, INC.

Date: February 2, 2009	By:	/s/ Robert L. Chapman, Jr.

Robert L. Chapman, Jr. Chief Executive Officer